EXHIBIT 10.1

Bank of America
Merrill Lynch

To:	The Dixie Group Inc Dalton GA 307214974 United States
Attn:	Gary Harmon
Telephone:	706 876 5851
Fax:	706 876 5896
cc:	Michael Hampton
Telephone:	706 876 5849
Fax:	706 876 5894
From:	Bank of America, N.A. 200 N College Street Charlotte North Carolina 28255–0001 U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 980 388 2658
Fax:	(+1) 866 255 1444

This Confirmation supersedes and replaces any and all Confirmations previously sent to you in respect of this Transaction.

Date:	6th July 2010
Our Reference No:	57032465
Reference Name:	Lawrence Kalis
Internal Tracking No:	57032465

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between The Dixie Group Inc and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 14th May 2002, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means The Dixie Group Inc.

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 25,000,000.00
Trade Date:	1st July 2010
Effective Date:	11th July 2010
Termination Date:	11th May 2013

Fixed Amounts:

Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Dates:	The 28th of each Month, commencing on 28th July 2010 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Rate:	1.42000 per cent
Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A
Floating Rate Payer Payment Dates:	The 28th of each Month, commencing on 28th July 2010 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Floating Rate for initial Calculation Period:	to be determined

Floating Rate Option:	USD–LIBOR–BBA
Designated Maturity:	1 Month provided that Linear Interpolation will apply to the initial Calculation Period and to the final Calculation Period
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	First day of each Calculation Period

Business Days:	London and New York
Calculation Agent:	Party A

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Transaction whether by one or other or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this Transaction is:	Charlotte – NC, United States Please send reset notices to fax no. (+1) 866 218 8487
The Office of Party B for this Transaction is:	Dalton – GA, United States

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Bank of America, N.A.

Katherine A. Andrews
Managing Director, Sr. Group Operations Manager

Authorised Signatory

Accepted and confirmed as of the date first written:
The Dixie Group Inc

By: Jon A. Faulkner
Name: JON A. FAULKNER
Title: VP / CFO

Our Reference Number: 57032465
Amended